Exhibit 99.1

Tibet Pharmaceuticals Announces Appointment of Sherb & Co., LLP as New Independent Auditor

Sherb & Co. to Commence its Work Immediately with the Review of the
Company's Upcoming Q3 2011 Financial Statements

SHANGRI-LA COUNTY, CHINA — October 18, 2011 — Tibet Pharmaceuticals, Inc. (NASDAQ: TBET), an emerging specialty pharmaceutical company engaged in the development, manufacturing and marketing of traditional Tibetan medicine in China, announced today that it has engaged Sherb & Co., LLP ("Sherb & Co.") as its new independent auditor. Sherb & Co. will commence its work immediately with the review of the Company's third quarter financial statements, which are to be included in the Company's upcoming form 10-Q.

The decision to engage Sherb & Co. as the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors. Formal notification detailing this action was filed in a Form 8-K with the SEC.  Sherb & Co. is an SEC audit firm based in New York City that is registered with the Public Company Accounting Oversight Board (PCAOB) and provides a range of comprehensive accounting and auditing services to public companies in a full spectrum of industries.  Sherb & Co. maintains offices in New York City; Boca Raton, Florida; as well as Beijing, China.

Mr. Hong Yu, CEO and Chairman of Tibet Pharmaceuticals stated, "After an extensive search process, we are pleased to engage Sherb & Co. as our new auditor. The firm has wide experience working with U.S.-listed Chinese companies, as well as handling SEC rules and regulations for more than 90 publicly traded enterprises.  We believe Sherb & Co. offers Tibet Pharmaceuticals and our shareholders a strong combination of high quality services and extensive experience, and we look forward to working with them in the future."

The Company did not have any disagreements with its previous auditor, Acquavella, Chiarelli, Shuster, Berkower & Co., LLP, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure.

About Tibet Pharmaceuticals, Inc.

Based in Shangri-La County, Yunnan Province, China, Tibet Pharmaceuticals, Inc. (NASDAQ: TBET) is a rapidly growing specialty pharmaceutical company engaged in the research, development, manufacturing and marketing of modernized traditional Tibetan medicines in China. With over 190 employees and nation-wide distributors, the company develops both prescription and over-the-counter traditional Tibetan medicines that promote health in human respiratory, digestive, urinary and reproductive systems. Tibet Pharmaceuticals’ products are sold throughout China, with a majority of sales concentrated in the southern provinces, most notably Yunnan Province, where the company’s 52,000 sq. ft. GMP-certified manufacturing facilities are located.  The access to key raw materials, not generally available outside the province, provides a significant advantage for Tibet Pharmaceuticals.

For comprehensive investor relations material, including fact sheets, research reports, presentations and video, please follow the appropriate link: Research Report, Investor Portal and Overview Video.

For more information on Tibet Pharmaceuticals, please visit:
www.tibetpharmaceuticals.com

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, references herein to contemplated growth in company revenues and/or earnings or expected company valuations are forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, changes in company valuations and investor perceptions of companies, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In particular, the company advises investors that the company commissioned the research report discussed in this press release. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Financial Communications Contact:
Trilogy Capital Partners - Asia
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com